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                                                                       EXHIBIT 6


                                                                  EXECUTION COPY

                      ALLONGE TO 4% CONVERTIBLE SENIOR NOTE

         THIS ALLONGE TO 4% CONVERTIBLE SENIOR NOTE (the "Allonge"), is made September 7, 2001, between King Pharmaceuticals, Inc. ("Payee") and Novavax, Inc. ("Company").

         WHEREAS, on December 19, 2000, the Company issued to Payee a 4% Convertible Senior Note in the aggregate principal amount of $20,000,000 (the "First December 2000 Note"); and

         WHEREAS, the parties now desire to modify certain provisions of the First December 2000 Note, as more specifically set forth below. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the First December 2000 Note.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to modify the First December 2000 Note as follows:

         1. The final sentence of the first paragraph is hereby deleted and replaced in its entirety with the following:

            Capitalized terms used and not defined in this Note shall have the meanings assigned to them in the Investor Rights Agreement dated as of December 19, 2000, as amended (the "Investor Rights Agreement") by and between the Company and King Pharmaceuticals, Inc.

         2. The paragraph immediately prior to the definition of "Average Closing Price" is hereby deleted and replaced in its entirety with the following:

            Except as provided in the following sentence, payments of interest on this Note shall be made in lawful money of the United States in immediately available funds at the address of Payee set forth below. If the Average Closing Price calculated with respect to an Interest Payment Date is equal to or greater than the Conversion Price then in effect and no Event of Default shall have occurred and be continuing as of such Interest Payment Date, the Company, at its option, shall have the right to pay up to the full amount of the Stock Interest Portion of the interest due on such Interest Payment Date by issuing to Payee the number of fully paid and nonassessable shares of Common Stock which is determined by dividing such Stock Interest Portion by the Average



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            Closing Price calculated with respect to such Interest Payment Date and by delivering a certificate or certificates for shares of such Common Stock in such denomination or denominations as Payee may request at the address specified by Payee. For purposes of the foregoing provision:

         3. The definition of "Initial Conversion Price" is hereby deleted in its entirety.

         4. A new paragraph (m) under the "Events of Default" section is hereby added as follows:

            (m) there occurs an event of default under any of the Other Notes (as defined below).

         5. A new definition under the "Events of Default" section is hereby added as follows:

            "Other Notes" shall mean (i) the September 2001 Note, (ii) the Second December 2000 Note, and (iii) any other promissory notes or evidence of Indebtedness issued by the Company to Payee.

         6. The following language is hereby added to the middle of page 4, immediately prior to the "Events of Default" section:

            NOTWITHSTANDING ANYTHING IN THIS NOTE TO THE CONTRARY, THE COMPANY HEREBY EXPRESSLY WAIVES, AND SHALL BE PROHIBITED FROM ENFORCING OR SEEKING TO ENFORCE, ANY RIGHT OR REMEDY (INCLUDING, WITHOUT LIMITATION, ANY COMMON LAW RIGHT OR REMEDY) TO SET OFF, COUNTERCLAIM, DEDUCT OR OTHERWISE REDUCE ANY AMOUNT TO WHICH THE COMPANY MAY BE ENTITLED TO RECEIVE FROM PAYEE OR ITS AFFILIATES AGAINST ANY AMOUNTS PAYABLE UNDER THIS NOTE.

         7. Except as expressly modified herein, the First December 2000 Note is hereby ratified and affirmed and shall continue in full force and effect.

         8. To facilitate execution, this Allonge may be executed in as many counterparts as may be required; and it shall not be necessary that the




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signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Allonge to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

                  9. This Allonge and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.





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         IN WITNESS WHEREOF, the parties have executed and delivered this
Allonge to 4% Convertible Senior Note as of the day and year first above written.


                                    KING PHARMACEUTICALS, INC.



                                    By: /s/ Jefferson J. Gregory
                                        ----------------------------------------
                                    Name: Jefferson J. Gregory
                                          --------------------------------------
                                    Title: President
                                           -------------------------------------




                                    NOVAVAX, INC.



                                    By: /s/ John Spears
                                        ----------------------------------------
                                    Name: John Spears
                                          --------------------------------------
                                    Title: President and CEO
                                           -------------------------------------








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